EXHIBIT 23.2

Ronald R. Chadwick, P.C.
Certified Public Accountant
2851 South Parker Road
Suite 720
Aurora, Colorado  80014
Phone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use on Form S-1 of my Report of Independent Registered Public Accounting Firm dated March 23, 2010 on the balance sheets of Bureau of Fugitive Recovery, Inc. as at December 31, 2008 and 2009, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

RONALD R. CHADWICK, P.C.
Aurora, Colorado
August 10, 2010                                                                                                     Ronald R. Chadwick, P.C.